Exhibit 99.2

HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The unaudited pro forma consolidated balance sheet as of December 31, 2013, is presented to reflect the adjustments to our historical consolidated balance sheet as of December 31, 2013, as if the AWCC acquisition was completed on December 31, 2013. The unaudited pro forma combined consolidated statements of operations for the three months ended March 31, 2014 and the year ended December 31, 2013, are presented to reflect adjustments to our historical income statements, to include, in the acquisition adjustment column, the historical income statement of AWCC Holdings, LLC (the entity which held the acquired assets) and to include in the proforma adjustment column, adjustments to the historical results, as if the AWCC acquisition was completed on January 1, 2013. Further explanation and details concerning the pro forma adjustments are included in the notes accompanying the unaudited pro forma consolidated financial statements.

On May 28, 2014, we entered into a Unit Purchase Agreement (the “Purchase Agreement”) to acquire all of the outstanding member interests in AWCC from Northwharf Nominees Limited, DBD AWCC LLC, NGP Energy Technology Partners II, L.P. and C.C. Hinckley Company, LLC (collectively, the “Sellers”) in exchange for approximately $106.9 million (the “Purchase Price”), which we funded from the use of our cash on hand and our existing credit facilities. Through this acquisition, we expanded our portfolio of sustainable infrastructure assets, including acquiring more than 7,500 acres of land with in-place land leases to three solar projects, which we have recorded as real estate, and the rights to payments from land leases for a diversified portfolio of 57 wind projects, which we have recorded as financing receivables. We did not assume any of AWCC’s indebtedness in connection with the transaction. We accounted for our acquisition of AWCC as a business combination and incurred approximately $1.1 million of acquisition related costs, which we have expensed as acquisition costs in our condensed consolidated statement of operations.

In addition, we entered into a three-year mutually exclusive origination and servicing agreement with an entity owned by former employees and minority owners of AWCC. This entity will be referred to hereafter as “AWCC Capital.” Under this agreement, AWCC Capital has agreed to (a) originate new similar transactions for our benefit and (b) service the existing and any new assets originated by them for our benefit. We paid approximately $0.6 million in cash as consideration for this agreement.

The following unaudited consolidated pro forma financial statements should be read in conjunction with the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 3, 2014, announcing the acquisition of AWCC, the consolidated financial statements and the accompanying notes included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2014; and the AWCC Holdings LLC statements of revenues and expenses for the three months ended March 31, 2014 and year ended December 31, 2013 and included as an exhibit in this Current Report on Form 8-K/A.

We have based the unaudited pro forma adjustments on available information and assumptions that we believe are reasonable and appropriate. In management’s opinion, all adjustments, consisting of normal recurring adjustments, necessary to reflect the acquisition and related transactions have been made. The following unaudited pro forma consolidated financial statements are presented for information purposes only and are not necessarily indicative of what our actual financial position would have been as of December 31, 2013, assuming this transaction was completed as of December 31, 2013 or what our actual results of operation would have been for the three months ended March 31, 2014 and the year ended December 31, 2013, assuming this transactions was completed on January 1, 2013, nor are they indicative of our future results of operations or financial condition and should not be viewed as indicative of future results of operations or financial condition.

HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

PRO FORMA CONSOLIDATED BALANCE SHEET

AS OF DECEMBER 31, 2013

(AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

(UNAUDITED)

	As of December 31, 2013
	Historical	Pro Forma Adjustments		Pro Forma
Assets
Financing receivables	$347,871	$37,244	(a)	$385,115
Financing receivables held-for-sale	24,758			24,758
Investments held-to-maturity	91,964			91,964
Investments available-for-sale	3,213			3,213
Real estate	—	50,318	(a)	50,318
Real estate related intangible assets	—	16,945	(a)	16,945
Securitization assets	6,144			6,144
Cash and cash equivalents	31,846	(31,846	) (b)	—
Restricted cash and cash equivalents	49,865			49,865
Other intangible assets, net	1,706			1,706
Goodwill	3,798	2,144	(a)	5,942
Other assets	10,267	693	(a)	10,960

Total Assets	$571,432	$75,498		$646,930

Liabilities and Equity
Liabilities:
Accounts payable, dividends payable and accrued expenses	$7,296	$7,498	(b)	$14,794
Deferred funding obligations	74,675			74,675
Credit facility	77,114	68,000	(b)	145,114
Asset-backed nonrecourse notes (secured by financing receivables of $109.5 million)	100,081			100,081
Other nonrecourse debt (secured by financing receivables of $156.4 million)	159,843			159,843
Deferred tax liability	1,799			1,799

Total Liabilities	420,808	75,498		496,306

Equity:	—			—
Preferred stock, par value $0.01 per share, 50,000,000 shares authorized, no shares issued and outstanding	—			—
Common stock, par value $0.01 per share, 450,000,000 shares authorized, 15,892,927 shares issued and outstanding	159			159
Additional paid in capital	160,120			160,120
Retained deficit	(13,864)			(13,864)
Accumulated other comprehensive income	110			110
Non-controlling interest	4,099			4,099

Total Equity	150,624	—		150,624

Total Liabilities and Equity	$571,432	$75,498		$646,930

See accompanying notes.

HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

CONDENSED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2013

(AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

(UNAUDITED)

	For the Year Ended December 31, 2013
	Historical	Acquisition Adjustment	Pro Forma Adjustments		Pro Forma
Net Investment Revenue:
Interest Income, Financing receivables	$15,468	$2,254	$—		$17,722
Interest Income, Investments	1,897		—		1,897
Rental Income	—	2,135	(341	) (c)	1,794

Investment Revenue	17,365	4,389	(341)		21,413
Investment interest expense	(9,815)	(4,559)	2,757	(d)	(11,617)

Net Investment Revenue	7,550	(170)	2,416		9,796
Provision for credit losses	(11,000)	—	—		(11,000)

Net Investment Revenue, net of provision for credit losses	(3,450)	(170)	2,416		(1,204)
Other Investment Revenue:
Gain on sale of receivables and investments	5,597	—	—		5,597
Fee income	1,483	—	—		1,483

Other Investment Revenue	7,080	—	—		7,080

Total Revenue, net of investment interest expense and provision	3,630	(170)	2,416		5,876

Compensation and benefits	(12,312)	—	—		(12,312)
General and administrative	(3,844)	(268)	(21	) (e)	(4,133)
Depreciation and amortization of intangibles	(340)		—		(340)
Acquisition costs	—		(1,104	) (f)	(1,104)
Other interest expense	(56)		—		(56)
Other income	37	307	(307	) (g)	37

Other Expenses, net	(16,515)	39	(1,432)		(17,908)

Net (loss) income before income taxes	(12,885)	(131)	984		(12,032)
Income tax benefit	251	—	—		251

Net (Loss) Income	$(12,634)	$(131)	$984		$(11,781)

Net (loss) attributable to non-controlling interest holders	(2,175)				(1,895)

Net (Loss) Attributable to Controlling Shareholders	$(10,459)				$(9,886)

Basic earnings per common share	$(0.68)				$(0.63)

Diluted earnings per common share	$(0.68)				$(0.63)

Weighted average common shares outstanding—basic	15,716,250				15,716,250
Weighted average common shares outstanding—diluted	15,716,250				15,716,250

See accompanying notes.

HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

CONDENSED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2014

(AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

(UNAUDITED)

	For the Three Months Ended March 31, 2014
	Historical	Acquisition Adjustment	Pro Forma Adjustments		Pro Forma
Net Investment Revenue:
Interest Income, Financing receivables	$4,618	$633	$—		$5,251
Interest Income, Investments	1,294	—	—		1,294
Rental Income	—	507	(103	) (c)	404

Investment Revenue	5,912	1,140	(103)		6,949
Investment interest expense	(3,530)	(1,135)	684	(d)	(3,981)

Net Investment Revenue	2,382	5	581		2,968
Provision for credit losses	—	—	—		—

Net Investment Revenue, net of provision for credit losses	2,382	5	581		2,968
Other Investment Revenue:
Gain on sale of receivables and investments	1,974	—	—		1,974
Fee income	1,343	—	—		1,343

Other Investment Revenue	3,317	—	—		3,317

Total Revenue, net of investment interest expense and provision	5,699	5	581		6,285

Compensation and benefits	(1,613)	—	—		(1,613)
General and administrative	(1,153)	(121)	21	(e)	(1,253)
Depreciation and amortization of intangibles	(62)	—	—		(62)
Acquisition costs	—	—	—		—
Other interest expense	—	—	—		—
Other income	2	5	(5	) (g)	2

Other Expenses, net	(2,826)	(116)	16		(2,926)

Net income (loss) before income taxes	2,873	(111)	597		3,359
Income tax (expense)	(60)	—	—		(60)

Net Income (Loss)	$2,813	$(111)	$597		$3,299

Net income attributable to non-controlling interest holders	60				70

Net Income Attributable to Controlling Shareholders	$2,753				$3,229

Basic earnings per common share	$0.17				$0.20

Diluted earnings per common share	$0.17				$0.20

Weighted average common shares outstanding—basic	15,892,927				15,892,927
Weighted average common shares outstanding—diluted	16,494,309				16,494,309

See accompanying notes.

HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(a)	Reflects our acquisition of the AWCC assets at fair value for a total purchase price of $106.9 million. Cash and cash equivalents include $0.1 million of cash acquired in the transaction and Other Assets includes the prepaid professional services of $0.6 million related to the three-year Professional Services Agreement.

(b)	Reflects our funding of the AWCC acquisition with cash and borrowings under our credit facility. Additional cash was on hand to fund the acquisition of AWCC as of the transactions closing date, May 28, 2014. Cash and cash equivalents just prior to the AWCC acquisition exceeded the cash on hand as of December 31, 2013. The difference between the cash used to acquire AWCC and the cash on hand as of December 31, 2013, is reflected in this pro forma as accounts payable.

(c)	Reflects amortization for above market lease intangibles.

(d)	Reflects the reversal of AWCC’s higher historical interest expense offset by our estimated interest expense associated with the partial financing of the AWCC acquisition using our credit facility.

(e)	Reflects adjustment to general and administrative expenses to include amortization of the Professional Services Agreement, and eliminate non-recurring general and administrative expenses.

(f)	Reflects AWCC acquisition transaction costs.

(g)	Reflects the reversal of AWCC’s non-recurring other income and interest income earned on cash and cash equivalents for the year ended December 31, 2013 and the reversal of interest income earned on cash and cash equivalents for the three months ended March 31, 2014.